UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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MOSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following solicitation material was prepared by MoSys, Inc. and relates to the 2014 Annual Meeting of Stockholders.

Annual Meeting Proposals 1. Re-Elect Directors 5 current directors running uncontested 2. Ratify Appointment of Burr Pilger Mayer as Auditors 3. Advisory Vote to Approve Executive Compensation Say-on-Pay required every 3 years 4. Approve an Increase of 1.5M Shares under the 2010 Equity Incentive Plan & Approve Material Terms for IRC Section 162(m) purposes The Board recommends that stockholders vote FOR all proposals. Holders of record as of April 10, 2014 are entitled to vote. © 2014 MoSys, Inc. 2

Proposal 4 - Approve 1.5M Share Increase under 2010 Plan Reasons to Vote For Requested increase: Represents 3% of TSO and 2.5% fully diluted Expected to last at least through 2017 None allocated to specific grants to execs or directors Silicon Valley demand for technical talent very hot SV tech economy like no other; intense competition for talent Equity-based awards most effective compensation tool 2010 Plan key to retaining and motivating top-notch workforce Broad-based equity program Equity-based awards used to compensate employees & directors No general bonus plan No cash fees to board of directors 2010 Plan prohibits Re-pricing of underwater stock options w/o stockholder approval Awards granted below FMV © 2014 MoSys, Inc. 3 99% of employeees have awards; = 70% of shares non-execs Annual salary increases = 2% over last 4 years

Dilution & Burn Rate Dilution & Burn Rate Annual equity spending (burn rate) declined in each of last 2 years 2014 business plan forecasts further decline in burn rate Within ISS 3 year burn-rate guidelines for 2013 and 2012 2011 included impact of 2009 Prism acquisition and COO hire in 2008 Current equity award dilution levels not unreasonable 21.1% of TSO 17.5% of fully diluted shares Outstanding awards (10M shares) include inducement awards of 3.3M shares (6.7% of TSO/5.6% fully diluted) 2.0M shares granted to exec hires - entire team replaced since late 2007 0.6M shares granted to Prism employees in 2009 0.7M shares granted to new hires since 2012 to build up technical teams © 2014 MoSys, Inc. 4

Dilution © 2014 MoSys, Inc. 5 Current dilution is reasonable Future dilution realized over next 6 years 3.0M shares into 2010 Plan - 500k annual evergreen through 2020 1.9M shares immediately available (if SH approval achieved) TSO 49,477,691 Current Awards Pool 10,044,594 2010 Plan Balance 374,081 Fully Diluted 59,522,285 Current Share Allocation Basic Full 2010 Plan Shares Available 374,081 0.8% 0.6% Outstanding Awards 10,044,594 20.3% 16.9% Current Dilution 10,418,675 21.1% 17.5% Future Plan Shares: 2015 - 2020 3,000,000 6.1% 4.9% 2014 Stockholder Proposal 1,500,000 3.0% 2.3% Future Dilution 4,500,000 9.1% 7.2% Total Dilution 14,918,675 30.2% 24.7% Dilution

Burn Rate 6 © 2014 MoSys, Inc. Annual burn rate has been declining since 2011 Within Institutional Shareholder Services (ISS) guidelines last 2 years and expect to be compliant for 2014 ISS burn rate calc - awards granted + full value awards (1.5X multiplier) No adjustment for canceled awards returned to Plan 2011 Burn Rate: 3 year average includes impact of 2009 Prism acquisition 2011 Hire of COO - 800k shares granted Year Annual Burn Rate 3 Year Average Burn Rate MoSys MoSys ISS Cap Within Guideline? 2013 4.25% 5.58% 6.72% Y 2012 5.56% 5.91% 6.58% Y 2011 6.87% 10.58% 5.83% N